Exhibit 99.1

REALOGY ANNOUNCES AGREEMENT TO ACQUIRE ZIPREALTY FOR APPROXIMATELY $166 MILLION

Strategic Addition of Brokerage Operations and Innovative Technology Platform Expected to Drive Incremental Revenue for Company-Owned, Franchise and Title Business Segments

Each Company to Host Investor Call Today to Discuss Transaction

MADISON, N.J. and EMERYVILLE, Calif. (July 15, 2014) - Realogy Holdings Corp. (NYSE: RLGY) and ZipRealty, Inc. (NASDAQ: ZIPR) today announced that Realogy has entered into a definitive agreement to acquire ZipRealty for $6.75 per share in an all-cash transaction valued at approximately $166 million. With this transaction, Realogy is acquiring ZipRealty’s residential brokerage operations with 23 offices across the United States and its leading-edge, integrated real estate technology platform, including its recently released private-label solution for brokers.

“The acquisition of ZipRealty represents a strategic investment in the growth of our business and a compelling opportunity to further enhance shareholder value,” said Richard A. Smith, Realogy’s chairman, chief executive officer and president. “This transaction has two uniquely attractive facets for Realogy. First, we are acquiring an established, highly productive, technology-based national residential brokerage operation. Second, we will capitalize on the innovative technology platform that ZipRealty has honed over more than a decade of development. ZipRealty’s technology provides a seamless digital experience for consumers, brokers and sales associates across the entire real estate transaction life cycle. We intend to fully leverage ZipRealty’s comprehensive suite of world-class technology tools across our business, enabling both our franchise brands and our company-owned operations to be more productive, efficient and better serve their customers.”

ZipRealty’s Board of Directors has unanimously approved and will recommend the transaction to the company’s shareholders. The transaction will be effected through a tender offer by Realogy and is expected to close in the third quarter of 2014, subject to the satisfaction of customary closing conditions, including regulatory clearance.

Realogy’s franchise brands have approximately 247,000 brokers and affiliated sales associates operating in 13,600 offices worldwide under such well-known brand names as Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, The Corcoran Group®, ERA® and Sotheby’s International Realty®. Realogy’s real estate brokerage subsidiary and largest franchisee, NRT, operates 710 U.S. offices with approximately 42,600 independent sales associates. ZipRealty is a national real estate brokerage that leverages leading-edge technology, comprehensive online marketing and an intelligent customer relationship management (CRM) platform to attract and serve customers and to support increased productivity for its affiliated sales associates.

ZipRealty’s profitable owned and operated brokerage operations, with 1,800 independent sales associates and 23 offices, were responsible for $2.7 billion in closed sales volume and represented the majority of ZipRealty’s $76 million of revenue and $32 million of gross profit for the year ended December 31, 2013. With anticipated transaction synergies and growth, the EBITDA contribution of ZipRealty’s owned operations is expected to be approximately $20 million annually within the next three years.

Realogy expects to welcome 17 of ZipRealty’s residential real estate brokerage offices into existing offices operated by NRT. Realogy intends to continue to operate the remaining six ZipRealty offices on a stand-alone basis. Post-acquisition, NRT will have approximately 44,400 independent sales associates.

Smith continued: “ZipRealty’s end-to-end and multi-device software platform and advanced product development capabilities will further accelerate our efforts to drive web- and mobile-based lead generation and client conversion. This will also serve to augment the investments we are already making to improve the experience of buying and selling a home for consumers, sales associates and brokers.

“ZipRealty has invested in both the technical talent and the brokerage expertise necessary to build an impressive array of custom-designed technology and online marketing tools that generate incremental business for sales associates and brokers. These assets and capabilities will provide us with a powerful new slate of product offerings for our franchisees and company-owned operations. With ZipRealty’s recently released private-label software-as-a-service product built upon its proven, fully-integrated digital platform, we expect the technology to substantially enhance the value proposition of our franchise brands and increase the productivity of our franchisees. We are very excited about the prospects for future growth, and we compliment the ZipRealty product and marketing teams for the development of an outstanding portfolio of market-ready technology that positions brokers to better serve their sales associates and their customers.”

“We expect the acquisition of ZipRealty to drive incremental revenue for our company-owned, franchise and title business segments,” said Anthony E. Hull, Realogy’s executive vice president, chief financial officer and treasurer. “We are acquiring a residential brokerage operation that, after operating efficiencies, we anticipate will contribute meaningful earnings at an attractive valuation. We also expect that the upfront and ongoing costs associated with the enhanced technology made available to our franchisees will generate attractive returns. While deleveraging our balance sheet remains a very high priority, this unique transaction represents our opportunistic approach toward enhancing shareholder value through accelerated long-term growth.”

“Integrating ZipRealty’s time-tested systems and product offerings with Realogy’s brokerage and franchising operations that reach approximately 170,000 U.S.-based sales associates provides a significant opportunity for future growth and product innovation,” said Lanny Baker, president and chief executive officer of ZipRealty. “Our owned and operated sales associate base will become part of one of the most successful real estate brokerage firms in the nation and will benefit from Realogy’s brand visibility and local presence. This transaction also represents a compelling outcome for ZipRealty’s shareholders, highlighting the strategic value of ZipRealty’s technology-powered capabilities.”

After the transaction closes, Baker will continue in an executive leadership role within Realogy as chief executive officer of ZipRealty, reporting to Alex Perriello, president and chief executive officer of the Realogy Franchise Group.

Realogy intends to maintain ZipRealty’s existing headquarters in Emeryville, California, using its agile product development capabilities, its “innovation factory” methodology and Realogy’s industry presence to advance the ZipRealty technology platform and deliver new applications across Realogy’s business segments.

Conference Calls to Discuss Transaction

Realogy and ZipRealty will each host a separate conference call via webcast today to discuss the transaction.

At 4:30 p.m. ET (1:30 p.m. PT), ZipRealty will hold its call, hosted by Lanny Baker, president and chief executive officer. Investors may access the ZipRealty conference call live via webcast at www.ZipRealty.com or by dialing (844) 866-0658 (toll free); international participants should dial (949) 274-7170. In order to join the conference call, participants will be asked to provide the following conference ID number: 73183872.

The Realogy call, including a slide presentation, will take place at 4:45 p.m., ET today and be hosted by Richard A. Smith, Realogy’s chairman, chief executive officer and president, and Anthony E. Hull, Realogy’s executive vice president, chief financial officer and treasurer, and will conclude with an investor Q&A period with management. ZipRealty’s Baker will also participate in the Realogy call. Investors may access the conference call live via webcast at www.realogy.com under “Investors” or by dialing (877) 869-3847 (toll free); international participants should dial (201) 689-8261. Please dial in at least 5 to 10 minutes prior to start time. A webcast replay also will be available later the same day.

Information About Forward-Looking Statements

This communication contains forward-looking statements. These forward-looking statements reflect the views of Realogy’s and ZipRealty’s management regarding current expectations and projections about future events and the ability of Realogy and ZipRealty to complete the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the merger agreement, and are based on currently available information. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements.

The proposed transaction has not closed, and the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the possibility that expected benefits and synergies of the transaction may not be achieved in a timely manner or at all; revenues following the transaction may be lower than expected; disruption from the transaction may adversely affect ZipRealty’s relationships with its customers, business partners, employees or independent sales associates; the conditions to the completion of the transaction may not be satisfied in a timely manner or at all; and the other factors described in Realogy’s and ZipRealty’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Unless required by law, neither Realogy nor ZipRealty undertakes any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

The tender offer described in this communication (the “Offer”) has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of ZipRealty or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”) by Realogy Group LLC and Honeycomb Acquisition, Inc., an indirect wholly-owned subsidiary of Realogy Group LLC, and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by ZipRealty. The offer to purchase shares of ZipRealty common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement.

About ZipRealty, Inc.

ZipRealty is a leading national real estate brokerage and provider of leading-edge technology and comprehensive online marketing tools for the residential real estate brokerage industry. For home buyers and sellers who increasingly want control, choice and a seamless, customized service, ZipRealty offers Internet-enabled, state-of-the-art technology and complete access to accurate, timely information via its website and mobile applications, which real estate professionals can combine with their own local knowledge and personal expertise to offer an exceptional start-to-finish client experience. For real estate professionals who seek more productive ways to conduct business, ZipRealty provides technology and online marketing tools to enhance their online sales channel, including lead generation, conversion and service of their clients. ZipRealty’s technology and online marketing products serve its full-service, owned-and-operated residential real estate brokerage business in 23 offices in 19 markets nationwide, as well as its Powered by Zip network of leading third-party local brokerages in 22 markets.

About Realogy Holdings Corp.

Realogy Holdings Corp. (NYSE: RLGY) is a global leader in residential real estate franchising with company-owned real estate brokerage operations doing business under its franchise systems as well as relocation and title services. Realogy’s brands and business units include Better Homes and Gardens® Real Estate, CENTURY 21®, Coldwell Banker®, Coldwell Banker Commercial®, The Corcoran Group®, ERA®, Sotheby’s International Realty®, NRT LLC, Cartus and Title Resource Group. Collectively, Realogy’s franchise system members operate approximately 13,600 offices with 247,000 independent sales associates doing business in 104 countries around the world. Realogy is headquartered in Madison, N.J.

Media Contacts:

Mark Panus

(973) 407-7215

mark.panus@realogy.com

Kathy Borruso

(973) 407-5041

kathy.borruso@realogy.com

Stacey Corso

(510) 735-2667

scorso@ziprealty.com

Investor Contacts:

Alicia Swift

(973) 407-4669

alicia.swift@realogy.com

Jennifer Pepper

(973) 407-7487

jennifer.pepper@realogy.com

Eric Mersch

(510) 735-2682

emersch@ziprealty.com

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